SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT

                          TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 1, 2003

                              METRIS COMPANIES INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)

                  1-12351                            41-1849591
         (Commission file number)           (IRS employer identification no.)

            10900 Wayzata Boulevard, Minnetonka, Minnesota 55305-1534
                    (Address of principal executive offices)

                                 (952) 525-5020
                         (Registrant's telephone number)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On October 1, 2003, Metris Companies Inc. issued a press release announcing that its sale of federally insured deposits from Direct Merchants Credit Card Bank, N.A., its wholly-owned subsidiary, closed on September 30. All of the bank's brokered and retail jumbo certificates of deposit ("CDs"), totaling approximately $550 million, were sold in the transaction.

         Attached hereto as Exhibit 99.1 is a copy of that press release.


Item 7(c).  Exhibits.

         The following Exhibit is filed as part of this Report.

         99.1 Press release of Metris Companies Inc., dated October 1, 2003, announcing that its sale of federally insured deposits from Direct Merchants Credit Card Bank, N.A., its wholly-owned subsidiary, closed on September 30.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            METRIS COMPANIES INC.


                                        By:/s/David D. Wesselink
                                              David D. Wesselink
                                              Chairman and CEO
Dated:  October 2, 2003



                                  EXHIBIT INDEX

Exhibit No.    Description

99.1 Press release of Metris Companies Inc., dated October 1, 2003, announcing that its sale of federally insured deposits from Direct Merchants Credit Card Bank, N.A., its wholly-owned subsidiary, closed on September 30.